As filed with the Securities and Exchange Commission on December 9, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 09, 2004

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6119	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South
Suite 200
Bakersfield, California
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 08, 2004, Tri-Valley Corporation sold 500,000 shares of its common stock to one individual purchaser for $2,500,000 or $5.00 per share. The sale was made in a privately negotiated transaction in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) contained in Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: December 09, 2004	/s/F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer